_____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK  NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Melissa A. Rosal

U.S. Bank National Association

300 S. LaSalle Street, Suite 300

Chicago, IL 60604

(312) 325-8904

(Name, address and telephone number of agent for service)

SunTrust Auto Receivables, LLC

as Depositor to the Issuing Entities

(Exact name of Registrant as specified in its charter)

Delaware	26-0246641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 Peachtree Street, N.E., 11th Floor Atlanta, Georgia	30308
(Address of Principal Executive Offices)	(Zip Code)

Asset Backed Notes and Certificates

(Title of the Indenture Securities)

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)

Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)

Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15

Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.   A copy of the Articles of Association of the Trustee.*

2.   A copy of the certificate of authority of the Trustee to commence business.*

3.

A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.

A copy of the existing bylaws of the Trustee.*

5.

A copy of each Indenture referred to in Item 4.  Not applicable.

6.

The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.

Report of Condition of the Trustee as of March 31, 2007 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 6th of July, 2007.

By:

/s/ Melissa A. Rosal

Melissa A. Rosal

Vice President

By:

/s/ Nancie J. Arvin

Nancie J. Arvin

Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  July 6, 2007

By:

/s/ Melissa A. Rosal

Melissa A. Rosal

Vice President

By:

/s/ Nancie J. Arvin

Nancie J. Arvin

Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2007

($000’s)

3/31/2007
Assets
Cash and Due From Depository Institutions	$6,303,662
Securities	40,113,107
Federal Funds	3,703,512
Loans & Lease Financing Receivables	142,890,256
Fixed Assets	2,245,733
Intangible Assets	12,061,124
Other Assets	12,507,676
Total Assets	$219,825,070

Liabilities
Deposits	$132,150,529
Fed Funds	15,688,282
Treasury Demand Notes	0
Trading Liabilities	105,934
Other Borrowed Money	34,691,375
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	7,145,036
Total Liabilities	$197,478,622

Equity
Minority Interest in Subsidiaries	$1,545,556
Common and Preferred Stock	18,200
Surplus	12,057,453
Undivided Profits	8,725,239
Total Equity Capital	$22,346,448

Total Liabilities and Equity Capital	$219,825,070

___________________________________________________________________________

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:

/s/ Melissa A. Rosal

 Vice President

Date:  July 6, 2007

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